EXHIBIT 99.1

Nutanix Reports Third Quarter Fiscal 2026 Financial Results

Reports 15% YoY ARR Growth and Solid Free Cash Flow Performance

Delivers Outperformance Across All Guided Metrics

SAN JOSE, Calif., May 27, 2026 (GLOBE NEWSWIRE) -- Nutanix, Inc. (NASDAQ: NTNX), a leader in hybrid multicloud computing, today announced financial results for its third quarter ended April 30, 2026.

“We saw solid demand in the third quarter, including strong bookings, healthy new logo additions, and good free cash flow performance,” said Rajiv Ramaswami, CEO of Nutanix. “We also announced significant new innovations and partnerships in the areas of AI, modern applications and support for external storage, which will help us pursue the substantial market opportunity in front of us.”

“Our business performed well in our third quarter, as reflected in results that exceeded the high end of the range for all of our guided metrics,” said Rukmini Sivaraman, CFO of Nutanix. “We are pleased to raise our full year guidance and remain focused on driving sustainable growth and improving profitability.”

Third Quarter Fiscal 2026 Financial Summary

	Q3 FY’26	Q3 FY’25	Y/Y Change
Annual Recurring Revenue (ARR)[1]	$2.43 billion	$2.12 billion	15%
Average Contract Duration[2]	3.4 years	3.1 years	0.3 years
Revenue	$703.1 million	$639.0 million	10%
GAAP Gross Margin	86.9%	87.0%	(10) bps
Non-GAAP Gross Margin	87.8%	88.2%	(40) bps
GAAP Operating Expenses	$540.3 million	$507.3 million	6.5%
Non-GAAP Operating Expenses	$460.5 million	$426.5 million	8.0%
GAAP Operating Income	$70.5 million	$48.6 million	$21.9 million
Non-GAAP Operating Income	$156.5 million	$137.1 million	$19.4 million
GAAP Operating Margin	10.0%	7.6%	240 bps
Non-GAAP Operating Margin	22.3%	21.5%	80 bps
Net Cash Provided by Operating Activities	$207.5 million	$218.5 million	($11.0) million
Free Cash Flow	$197.2 million	$203.4 million	($6.2) million

Reconciliations between GAAP and non-GAAP financial measures and key performance measures, to the extent available, are provided in the tables of this press release.

Recent Company Highlights

  Nutanix Unveils Nutanix Agentic AI, Full Stack Software Solution to Unlock the Potential of Enterprise AI Factories: At NVIDIA GTC 2026, Nutanix announced the Nutanix Agentic AI solution, a full software stack purpose built to help customers accelerate adoption of Agentic AI for business transformation.
  Nutanix held its annual .NEXT conference in Chicago, IL on April 7 - 9, 2026, and made the following announcements at the event:
    Nutanix and NetApp Form Strategic Alliance with New Integration for a Modern Cloud Platform: Nutanix and NetApp® announced a collaboration to integrate NetApp Intelligent Data Infrastructure built on NetApp enterprise storage systems with the Nutanix Cloud Platform (NCP) solution and Nutanix AHV hypervisor later this year.
    Nutanix Introduces NKP Metal, Bringing Bare-Metal Kubernetes to its Platform: Nutanix announced NKP Metal which extends the Nutanix operating model and Nutanix Kubernetes Platform (NKP) solution to support Kubernetes® deployments directly on bare-metal infrastructure.
    Nutanix Database Platform Bolsters MongoDB Support with New Certified Integration: Nutanix announced a certified integration between the Nutanix Database Service (NDB) platform and MongoDB Ops Manager, combining infrastructure automation with database management to simplify MongoDB operations for customers.
    Nutanix to Extend Nutanix Agentic AI, Empowering Neoclouds to Deliver Higher Value AI Services: Nutanix announced it will introduce new capabilities in the second half of 2026 for its Nutanix Agentic AI solution that are designed to help a new generation of AI cloud providers, known as neoclouds, to deliver secure, scalable AI services to AI engineers and agentic AI developers.
    Nutanix Accelerates Service Provider Growth with New Cloud Capabilities and Migration Programs: Nutanix announced new platform and program enhancements for Nutanix Elevate Service Provider Program partners, including the new multitenant cloud capabilities enabled by the Nutanix Service Provider Central program designed to help partners scale and differentiate their services.
  Nutanix also held its Investor Day 2026 on April 7, 2026 in conjunction with its annual .NEXT conference, and made the following announcement at the event:
    Nutanix Announces $750 Million Increase to Share Repurchase Authorization: Nutanix announced its Board of Directors authorized an increase of $750 million of common stock to the company’s existing share repurchase program.

Fourth Quarter Fiscal 2026 Outlook

Revenue	$725 - $745 million
Non-GAAP Operating Margin	21% to 23%
Weighted Average Shares Outstanding (Diluted)[3]	Approximately 292 million

Fiscal 2026 Outlook

Revenue	$2.82 - $2.84 billion
Non-GAAP Operating Margin	Approximately 22.5%
Free Cash Flow	$760 - $780 million

Supplementary materials to this press release, including our third quarter fiscal 2026 earnings presentation, can be found at https://ir.nutanix.com/financial/quarterly-results.

Webcast and Conference Call Information

Nutanix executives will discuss the Company’s third quarter fiscal 2026 financial results on a conference call today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time. Interested parties may access the conference call by registering at this link to receive dial in details and a unique PIN number. The conference call will also be webcast live on the Nutanix Investor Relations website at ir.nutanix.com. An archived replay of the webcast will be available on the Nutanix Investor Relations website at ir.nutanix.com shortly after the call.

Footnotes

1Annual Recurring Revenue, or ARR, is defined as the sum of ACV for all subscription contracts from all customers in effect as of the end of a specific period, assuming any subscription contract that expires is renewed on its existing terms. ARR excludes the value of professional services, non-portable software and support contracts and hardware sales. For the purposes of this calculation, we generally assume that the contract term begins on the date when the software is made available to the customer. ACV is defined as the total annualized value of a contract. The total annualized value for a contract is calculated by dividing the total value of the contract by the number of years in the term of such contract. Beginning with the first quarter of fiscal 2026, our methodology for calculating ARR was updated to align more closely with the timing of when licenses are made available to customers. For comparability purposes, ARR for all prior periods have been adjusted to conform to the updated methodology.

2Average Contract Duration represents the dollar-weighted term, calculated on a billings basis, across all subscription contracts, as well as our limited number of life-of-device contracts, using an assumed term of five years for life-of-device licenses, executed in the period.

3Weighted average share count used in computing diluted non-GAAP net income per share.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, this press release includes the following non-GAAP financial and other key performance measures: non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, free cash flow, Annual Recurring Revenue (or ARR), and Average Contract Duration. In computing non-GAAP financial measures, we exclude certain items such as stock-based compensation, costs associated with our acquisitions (such as amortization of acquired intangible assets and other acquisition-related costs), litigation settlement accruals and legal fees related to certain litigation matters, the amortization of the debt discount and issuance costs related to debt, interest expense related to debt, inducement expense related to the repurchase of convertible senior notes, and other non-recurring transactions and the related tax impact. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, and non-GAAP operating margin are financial measures which we believe provide useful information to investors because they provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. Free cash flow is a performance measure that we believe provides useful information to our management and investors about the amount of cash generated by the business after capital expenditures, and we define free cash flow as net cash provided by operating activities less purchases of property and equipment. ARR is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the top-line growth of our subscription business (including our ability to acquire subscriptions with new customers and to retain and expand with existing customers), while normalizing for differences in contract durations. Our calculation of ARR is not adjusted for the impact of any known or projected future events (such as customer cancellations, expansion or contraction of existing customers relationships or price increases or decreases) that may cause any subscription contract not to be renewed on its existing terms. ARR is a performance measure that should be viewed independently of revenue and does not represent our revenue under GAAP on an annualized basis or a forecast of GAAP revenue. Investors should not place undue reliance on ARR as an indicator of our future or expected results. ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled performance measures presented by other companies. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and free cash flow are not substitutes for gross margin, operating expenses, operating income, operating margin, and net cash provided by operating activities, respectively. There is no GAAP measure that is comparable to ARR or Average Contract Duration, so we have not reconciled the ARR or Average Contract Duration data included in this press release to any GAAP measure. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of GAAP to Non-GAAP Profit Measures” and “Reconciliation of GAAP Net Cash Provided By Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business. This press release also includes the following forward-looking non-GAAP financial measures as part of our fourth quarter fiscal 2026 outlook and/or our fiscal 2026 outlook: non-GAAP operating margin and free cash flow. We are unable to reconcile these forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures without unreasonable efforts, as we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact the GAAP financial measures for these periods but would not impact the non-GAAP financial measures.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements regarding: our business trends, momentum and prospects; our expectations regarding demand for our solutions; our ability to pursue the substantial market opportunity ahead, including through our innovations and partnerships in AI, modern applications and external storage; our focus on driving sustainable growth and improving profitability; our fourth quarter fiscal 2026 outlook; and our fiscal 2026 outlook.

These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of these forward-looking statements depends upon future events and involves risks, uncertainties, and other factors, including factors that may be beyond our control, that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: the inherent uncertainty or assumptions and estimates underlying our projections and guidance, which are necessarily speculative in nature; supply chain constraints, component availability and related impacts on the timing of orders, shipments and customer deployments; any failure to successfully implement or realize the full benefits of, or unexpected difficulties or delays in successfully implementing or realizing the full benefits of, our business plans, strategies, initiatives, vision, objectives, momentum, prospects and outlook; our ability to achieve, sustain and/or manage future growth effectively; the rapid evolution of the markets in which we compete, including the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; failure to timely and successfully meet our customer needs; delays in or lack of customer or market acceptance of our new solutions, products, services, product features or technology; macroeconomic or geopolitical uncertainty; our ability to attract, recruit, train, retain, and, where applicable, ramp to full productivity, qualified employees and key personnel; factors that could result in the significant fluctuation of our future quarterly operating results (including anticipated changes to our revenue and product mix, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing and availability of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions); our ability to form new or maintain and strengthen existing strategic alliances and partnerships, as well as our ability to manage any changes thereto; our ability to make share repurchases; and other risks detailed in our Annual Report on Form 10-K for the fiscal year ended July 31, 2025 filed with the U.S. Securities and Exchange Commission, or the SEC, on September 24, 2025 and subsequent quarterly reports. Additional information will be set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2026, which should be read in conjunction with this press release and the financial results included herein. Our SEC filings are available on the Investor Relations section of our website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a hybrid multicloud computing leader, offering organizations a unified software platform for running applications and AI and managing data anywhere. With Nutanix, organizations can simplify operations for traditional and modern applications, freeing them to focus on business goals. Trusted by more than 30,000 customers worldwide, Nutanix helps empower organizations to transform digitally and power hybrid multicloud environments consistently, simply, and cost-effectively. Learn more at www.nutanix.com or follow us on social media.

© 2026 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or unregistered trademarks of Nutanix, Inc. (“Nutanix”) in the United States and other countries. Other brand names or marks mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This press release is for informational purposes only and nothing herein constitutes a warranty or other binding commitment by Nutanix.

Investor Contact:
Richard Valera
ir@nutanix.com

Media Contact:
Jennifer Massaro
pr@nutanix.com

NUTANIX, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	As of
	July 31, 2025	April 30, 2026
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$769,502	$718,812
Short-term investments	1,223,234	1,299,091
Accounts receivable, net	337,967	251,588
Deferred commissions—current	153,072	146,360
Prepaid expenses and other current assets	105,391	195,669
Total current assets	2,589,166	2,611,520
Property and equipment, net	142,814	127,316
Operating lease right-of-use assets	134,526	175,261
Deferred commissions—non-current	189,221	191,062
Intangible assets, net	2,615	2,033
Goodwill	185,235	185,235
Other assets—non-current	39,617	126,201
Total assets	$3,283,194	$3,418,628
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$81,599	$84,382
Accrued compensation and benefits	230,498	165,336
Accrued expenses and other current liabilities	24,187	28,199
Deferred revenue—current	1,054,023	1,154,755
Operating lease liabilities—current	23,234	37,346
Total current liabilities	1,413,541	1,470,018
Deferred revenue—non-current	1,058,731	1,152,223
Operating lease liabilities—non-current	115,754	144,063
Convertible senior notes, net	1,343,818	1,347,484
Other liabilities—non-current	45,870	30,453
Total liabilities	3,977,714	4,144,241
Stockholders’ deficit:
Common stock	7	7
Additional paid-in capital	4,200,466	4,219,337
Accumulated other comprehensive income (loss)	700	(307)
Accumulated deficit	(4,895,693)	(4,944,650)
Total stockholders’ deficit	(694,520)	(725,613)
Total liabilities and stockholders’ deficit	$3,283,194	$3,418,628

NUTANIX, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2025	2026	2025	2026
	(in thousands, except per share data)
Revenue:
Product	$345,479	$364,938	$1,001,585	$1,101,305
Support, maintenance and other services	293,504	338,128	883,075	995,162
Total revenue	638,983	703,066	1,884,660	2,096,467
Cost of revenue:
Product (1)(2)	6,776	5,816	23,969	15,782
Support, maintenance and other services (1)	76,215	86,463	226,980	255,240
Total cost of revenue	82,991	92,279	250,949	271,022
Gross profit	555,992	610,787	1,633,711	1,825,445
Operating expenses:
Sales and marketing (1)(2)	260,402	283,605	775,185	846,381
Research and development (1)	186,413	196,098	543,157	585,839
General and administrative (1)	60,532	60,575	174,036	189,244
Total operating expenses	507,347	540,278	1,492,378	1,621,464
Income from operations	48,645	70,509	141,333	203,981
Other income, net	15,954	10,805	25,172	40,412
Income before provision for income taxes	64,599	81,314	166,505	244,393
Provision for income taxes	1,236	9,227	16,789	7,188
Net income	$63,363	$72,087	$149,716	$237,205
Net income per share attributable to Class A common stockholders, basic	$0.24	$0.27	$0.56	$0.88
Net income per share attributable to Class A common stockholders, diluted	$0.22	$0.25	$0.52	$0.82
Weighted average shares used in computing net income per share attributable to Class A common stockholders, basic	267,566	265,950	267,081	268,058
Weighted average shares used in computing net income per share attributable to Class A common stockholders, diluted	296,804	287,481	292,942	291,992

__________________________
(1)   Includes the following stock-based compensation expense:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2025	2026	2025	2026
	(in thousands)
Product cost of revenue	$401	$364	$2,425	$1,150
Support, maintenance and other services cost of revenue	6,623	5,710	20,768	20,132
Sales and marketing	19,513	19,556	61,558	60,070
Research and development	42,162	44,757	132,489	135,363
General and administrative	15,543	12,431	49,179	46,427
Total stock-based compensation expense	$84,242	$82,818	$266,419	$263,142

(2)   Includes the following amortization of intangible assets:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2025	2026	2025	2026
	(in thousands)
Product cost of revenue	$546	$106	$2,080	$318
Sales and marketing	89	88	265	264
Total amortization of intangible assets	$635	$194	$2,345	$582

NUTANIX, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended April 30,
	2025	2026
	(in thousands)
Cash flows from operating activities:
Net income	$149,716	$237,205
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,451	53,581
Stock-based compensation	266,419	263,142
Amortization of debt discount and issuance costs	2,519	4,085
Inducement expense from partial repurchase of the 2027 Notes	11,347	—
Operating lease cost, net of accretion	21,355	25,497
Other	(4,690)	(7,935)
Changes in operating assets and liabilities:
Accounts receivable, net	(14,084)	(1,506)
Deferred commissions	31,339	4,870
Prepaid expenses and other assets	(10,589)	(92,429)
Accounts payable	3,774	3,128
Accrued compensation and benefits	(10,528)	(53,410)
Accrued expenses and other liabilities	(5,601)	(9,324)
Operating leases, net	(23,640)	(23,812)
Deferred revenue	130,139	198,583
Net cash provided by operating activities	601,927	601,675
Cash flows from investing activities:
Maturities of investments	272,846	607,475
Purchases of investments	(941,406)	(679,600)
Sales of investments	2,011	2,750
Purchases of property and equipment	(59,533)	(38,570)
Net cash used in investing activities	(726,082)	(107,945)
Cash flows from financing activities:
Proceeds from sales of shares through employee equity incentive plans	68,525	61,447
Taxes paid related to net share settlement of equity awards	(212,919)	(169,402)
Proceeds from the issuance of convertible notes, net of issuance costs	848,010	—
Payment of third-party debt issuance costs	(3,448)	—
Partial repurchase of the 2027 Notes	(95,453)	—
Payment of revolver issuance costs	(2,794)	—
Repurchases of common stock	(257,859)	(433,240)
Other financing activities, net	(2,943)	(2,637)
Net cash provided by (used in) financing activities	341,119	(543,832)
Net increase (decrease) in cash, cash equivalents and restricted cash	$216,964	$(50,102)
Cash, cash equivalents and restricted cash—beginning of period	655,662	769,517
Cash, cash equivalents and restricted cash—end of period	$872,626	$719,415
Restricted cash (1)	27	603
Cash and cash equivalents—end of period	$872,599	$718,812
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$25,550	$25,972
Supplemental disclosures of non-cash investing and financing information:
Purchases of property and equipment included in accounts payable and accrued and other liabilities	$1,186	$6,601
Unpaid taxes related to net share settlement of equity awards included in accrued expenses and other liabilities	$2,554	$1,672

_________________________
(1)   Included within prepaid expenses and other current assets and other assets—non-current in the condensed consolidated balance sheets.

Disaggregation of Revenue (Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2025	2026	2025	2026
	(in thousands)
Disaggregation of revenue:
Subscription revenue	$609,663	$664,792	$1,794,777	$1,993,163
Professional services and other revenue (1)	29,320	38,274	89,883	103,304
Total revenue	$638,983	$703,066	$1,884,660	$2,096,467

_________________________
(1)   Prior to fiscal 2026, these amounts were presented as separate line items, Professional services and Other non-subscription product. Prior period amounts have been updated to conform to the current period presentation.

Annual Recurring Revenue (Unaudited)

	As of April 30,
	2025	2026
	(in thousands)
Annual Recurring Revenue (ARR) (1)	$2,119,028	$2,434,939

______________________
(1)   Beginning with the first quarter of fiscal 2026, our methodology for calculating ARR was updated to align more closely with the timing of when licenses are made available to customers. Prior period amounts have been updated to conform to current quarter methodology.

Remaining Performance Obligations (Unaudited)

	As of April 30,
	2025	2026
	(in thousands)
Remaining performance obligations:
Current	$1,200,538	$1,504,035
13-36 months	920,653	1,192,484
Thereafter	305,548	381,271
Total	$2,426,739	$3,077,790

Reconciliation of GAAP to Non-GAAP Profit Measures (Unaudited)

	GAAP	Non-GAAP Adjustments					Non-GAAP
	Three Months Ended April 30, 2026	(1)	(2)	(3)	(4)	(5)	Three Months Ended April 30, 2026
	(in thousands, except percentages and per share data)
Gross profit	$610,787	$6,074	$106	$—	$—	$—	$616,967
Gross margin	86.9%	0.9%	—	—	—	—	87.8%
Operating expenses:
Sales and marketing	283,605	(19,556)	(88)	—	—	—	263,961
Research and development	196,098	(44,757)	—	—	—	—	151,341
General and administrative	60,575	(12,431)	—	(2,948)	—	—	45,196
Total operating expenses	540,278	(76,744)	(88)	(2,948)	—	—	460,498
Income from operations	70,509	82,818	194	2,948	—	—	156,469
Operating margin	10.0%	11.9%	—	0.4%	—	—	22.3%
Net income	$72,087	$82,818	$194	$2,948	$2,997	$(24,827)	$136,217
Weighted shares outstanding, basic	265,950						265,950
Weighted shares outstanding, diluted (6)	287,481						287,481
Net income per share, basic	$0.27	$0.31	$-	$0.01	$0.01	$(0.09)	$0.51
Net income per share, diluted (7)	$0.25						$0.47

________________________
(1)   Stock-based compensation expense
(2)   Amortization of intangible assets
(3)   Legal fees
(4)   Amortization of debt issuance costs and interest expense related to debt
(5)   Income tax effect of non-GAAP adjustments. We use a long-term projected non-GAAP tax rate of 20% for the purposes of determining our non-GAAP net income and non-GAAP income per share, which is based on our current long-term projections. We believe the use of a long-term projected tax rate of 20% aligns with the non-GAAP measure of profitability, reduces volatility of the non-GAAP tax rate and provides consistency across reporting periods. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including tax law changes in major jurisdictions in which we operate, changes in our geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate.
(6)   Includes 21,531 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans
(7)   In accordance with ASC 260, in order to calculate GAAP net income per share, diluted, the numerator has been adjusted to add back $1,108 of interest expense related to the convertible senior notes

	GAAP	Non-GAAP Adjustments					Non-GAAP
	Nine Months Ended April 30, 2026	(1)	(2)	(3)	(4)	(5)	Nine Months Ended April 30, 2026
	(in thousands, except percentages and per share data)
Gross profit	$1,825,445	$21,282	$318	$—	$—	$—	$1,847,045
Gross margin	87.1%	1.0%	—	—	—	—	88.1%
Operating expenses:
Sales and marketing	846,381	(60,070)	(264)	—	—	—	786,047
Research and development	585,839	(135,363)	—	—	—	—	450,476
General and administrative	189,244	(46,427)	—	(9,651)	—	—	133,166
Total operating expenses	1,621,464	(241,860)	(264)	(9,651)	—	—	1,369,689
Income from operations	203,981	263,142	582	9,651	—	—	477,356
Operating margin	9.7%	12.6%	—	0.5%	—	—	22.8%
Net income	$237,205	$263,142	$582	$9,651	$8,985	$(98,163)	$421,402
Weighted shares outstanding, basic	268,058						268,058
Weighted shares outstanding, diluted (6)	291,992						291,992
Net income per share, basic	$0.88	$0.99	$-	$0.04	$0.03	$(0.37)	$1.57
Net income per share, diluted (7)	$0.82						$1.44

______________________
(1)   Stock-based compensation expense
(2)   Amortization of intangible assets
(3)   Legal fees
(4)   Amortization of debt issuance costs and interest expense related to debt
(5)   Income tax effect of non-GAAP adjustments. We use a long-term projected non-GAAP tax rate of 20% for the purposes of determining our non-GAAP net income and non-GAAP income per share, which is based on our current long-term projections. We believe the use of a long-term projected tax rate of 20% aligns with the non-GAAP measure of profitability, reduces volatility of the non-GAAP tax rate and provides consistency across reporting periods. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including tax law changes in major jurisdictions in which we operate, changes in our geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate.
(6)   Includes 23,934 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans
(7)   In accordance with ASC 260, in order to calculate GAAP net income per share, diluted, the numerator has been adjusted to add back $3,305 of interest expense related to the convertible senior notes

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three Months Ended April 30, 2025	(1)	(2)	(3)	(4)	(5)	(6)	Three Months Ended April 30, 2025
	(in thousands, except percentages and per share data)
Gross profit	$555,992	$7,024	$546	$—	$—	$—	$—	$563,562
Gross margin	87.0%	1.1%	0.1%	—	—	—	—	88.2%
Operating expenses:
Sales and marketing	260,402	(19,513)	(89)	—	—	—	—	240,800
Research and development	186,413	(42,162)	—	—	—	—	—	144,251
General and administrative	60,532	(15,543)	—	(3,545)	—	—	—	41,444
Total operating expenses	507,347	(77,218)	(89)	(3,545)	—	—	—	426,495
Income from operations	48,645	84,242	635	3,545	—	—	—	137,067
Operating margin	7.6%	13.2%	0.1%	0.6%	—	—	—	21.5%
Net income	$63,363	$84,242	$635	$3,545	$(80)	$2,950	$(29,942)	$124,713
Weighted shares outstanding, basic	267,566							267,566
Weighted shares outstanding, diluted (7)	296,804							296,804
Net income per share, basic	$0.24	$0.32	$-	$0.01	$-	$0.01	$(0.11)	$0.47
Net income per share, diluted (8)	$0.22							$0.42

______________________
(1)   Stock-based compensation expense
(2)   Amortization of intangible assets
(3)   Legal fees
(4)   Other
(5)   Amortization of debt issuance costs and interest expense related to convertible senior notes
(6)   Income tax effect of non-GAAP adjustments. We use a long-term projected non-GAAP tax rate of 20% for the purposes of determining our non-GAAP net income and non-GAAP income per share, which is based on our current long-term projections. We believe the use of a long-term projected tax rate of 20% aligns with the non-GAAP measure of profitability, reduces volatility of the non-GAAP tax rate and provides consistency across reporting periods. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including tax law changes in major jurisdictions in which we operate, changes in our geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate.
(7)   Includes 29,238 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans
(8)   In accordance with ASC 260, in order to calculate GAAP net income per share, diluted, the numerator has been adjusted to add back $1,099 of interest expense related to the convertible senior notes

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Nine Months Ended April 30, 2025	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Nine Months Ended April 30, 2025
	(in thousands, except percentages and per share data)
Gross profit	$1,633,711	$23,193	$2,080	$—	$—	$—	$—	$—	$1,658,984
Gross margin	86.7%	1.2%	0.1%	—	—	—	—	—	88.0%
Operating expenses:
Sales and marketing	775,185	(61,558)	(265)	—	—	—	—	—	713,362
Research and development	543,157	(132,489)	—	—	—	—	—	—	410,668
General and administrative	174,036	(49,179)	—	(6,480)	—	—	—	—	118,377
Total operating expenses	1,492,378	(243,226)	(265)	(6,480)	—	—	—	—	1,242,407
Income from operations	141,333	266,419	2,345	6,480	—	—	—	—	416,577
Operating margin	7.5%	14.2%	0.1%	0.3%	—	—	—	—	22.1%
Net income	$149,716	$266,419	$2,345	$6,480	$(210)	$11,347	$5,369	$(74,862)	$366,604
Weighted shares outstanding, basic	267,081								267,081
Weighted shares outstanding, diluted (8)	292,942								292,942
Net income per share, basic	$0.56	$1.00	$0.01	$0.02	$-	$0.04	$0.02	$(0.28)	$1.37
Net income per share, diluted (9)	$0.52								$1.25

_____________________
(1)   Stock-based compensation expense
(2)   Amortization of intangible assets
(3)   Legal fees
(4)   Other
(5)   Inducement expense related to partial repurchase of the 2027 Notes
(6)   Amortization of debt issuance costs and interest expense related to convertible senior notes
(7)   Income tax effect of non-GAAP adjustments. We use a long-term projected non-GAAP tax rate of 20% for the purposes of determining our non-GAAP net income and non-GAAP income per share, which is based on our current long-term projections. We believe the use of a long-term projected tax rate of 20% aligns with the non-GAAP measure of profitability, reduces volatility of the non-GAAP tax rate and provides consistency across reporting periods. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including tax law changes in major jurisdictions in which we operate, changes in our geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate.
(8)   Includes 25,861 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans
(9)   In accordance with ASC 260, in order to calculate GAAP net income per share, diluted, the numerator has been adjusted to add back $2,074 of interest expense related to the convertible senior notes

Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow (Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2025	2026	2025	2026
	(in thousands)
Net cash provided by operating activities	$218,506	$207,504	$601,927	$601,675
Purchases of property and equipment	(15,095)	(10,323)	(59,533)	(38,570)
Free cash flow	$203,411	$197,181	$542,394	$563,105